Asia Pacific Overview Robert E. Sulentic Group President EMEA, Asia Pacific & Development Services Exhibit 99.5

Our Business in Asia Pacific

Wholly/Majority Owned Office Locations
Affiliate Office Locations

CBRE
CB RICHARD ELLIS

CB Richard Ellis  |  Page 3
Where are we: Asia Pacific
Greater China
Beijing
Chengdu
Dalian
Guangzhou
Hangzhou
Hong Kong
Qingdao
Shanghai
Shanghai– Pudong
Shenzhen
Taipei
Tianjin
Wuhan
Singapore
Singapore
Korea
Seoul
Japan
Chiba
Fukuoka
Hiroshima
Kagoshima
Kanazawa
Kobe
Kyoto
Nagoya
Nihonbashi
Okayama
Osaka
Saitama
Sapporo
Sendai
Shinjuku
Tachikawa
Takamatsu
Tokyo
Yokohama
India
Bangalore
Chennai
Hyderabad
Mumbai
New Delhi
Pune
Philippines
Cebu
Manila
Thailand
Bangkok
Pattaya
Phuket
Samui
Vietnam
Hanoi
Ho Chi Min City
Australia
Adelaide
Brisbane
Cairns
Canberra
Chermside
Gold Coast
Ipswich
Liverpool
Mandurah
Melbourne
Milton
Mulgrave
Newcastle
North Sydney
Northern
Beaches
Parramatta
Perth
Perth City East
South Sydney
South Yarra
Sunshine Coast
Sydney
Toorak Road
Townsville
Tweed Heads
Underwood
New Zealand
Auckland
Christchurch
Hamilton
North Auckland
South Auckland
Wellington
Taiwan
Taipei
Indonesia
Jakarta

CB Richard Ellis  |  Page 4
Sectors
Airports & Aviation
Automotive
Banking & Finance
Government
Health Care
Hotels
Industrial & Logistics
Media
Petroleum
Residential & Mixed Use
Retail & Leisure
Telecoms
Asia Pacific Sectors and Service Lines
Service Lines
Asset Management
Brokerage
Building Consultancy
Capital Markets
Consultancy
Facilities Management
Global Corporate Services
Project Management
Property Management
Research
Residential Projects
Tenant Representation
Valuation & Advisory

CB Richard Ellis  |  Page 5
2007 Asia Pacific Corporate Stats
Revenue $0.6 billion
Total Transaction Value $20.3 billion
Property Sales (Number of Transactions) 2,975
Property Sales (Transaction Value) $17.7 billion
Property Leasing  (Number of Transactions) 9,025
Property Leasing (Transaction Value) $2.6 billion
Property & Corporate Facilities Under 511 million sq. ft.*
Management
Investment Assets Under Management $2.3 billion
Valuation & Advisory Assignments 17,675
*  Includes affiliate offices

CB Richard Ellis | Page 6 Asia Pacific Geographic Spread 15% 7% 6% 66% 6% Revenues 2004 2007 13% 8% 26% 45% 5% 3% India Singapore Greater China Japan Pacific Other

CB Richard Ellis | Page 7 Asia Pacific Revenue by Service Line 35% 20% 15% 30% 2004 2007 33.8% Sales Leasing Property & Facilities Management Valuation & Appraisal Other 32% 37% 16% 12% 3%

Business Performance

CB Richard Ellis | Page 9 160 187 549 355 0 100 200 300 400 500 600 2004 2005 2006 2007 Asia Pacific Revenue Progression ($ in millions)

Compound Annual Growth Rate: 56%

CBRE
CB RICHARD ELLIS

CB Richard Ellis | Page 10 22 27 83 43 0 10 20 30 40 50 60 70 80 90 2004 2005 2006 2007 Asia Pacific EBITDA Progression ($ in millions)

Wholly/Majority Owned Office Locations
Affiliate Office Locations

CBRE
CB RICHARD ELLIS

CB Richard Ellis  |  Page 11
Recent Asia Pacific Acquisitions
CBRE
India
2007
pH Group
Australia
2007
GVA Grimley &
Swale Hynes
Australia 2007
Realty Marketing
Australia 2007
Russell Fairfax
Australia
2008

Objectives & Key Strategies

CB Richard Ellis  |  Page 13
Market Opportunity
Major economies remain sound and are growing rapidly
Greater cross-border activity between India, China and Japan
Robust inbound foreign investment
Strong footprint in emerging markets
Fragmented marketplace
• Continued M&A focus
• Increased opportunity to increase ownership in Japan and
India

CB Richard Ellis  |  Page 14
Strategic Advantage
Most complete network in Asia Pacific – and globally
The best people
• Low attrition rates
Client Management
• Locally
• Cross-border
Highest operating margin
Industry-leading acquisition and integration capabilities with broad opportunities for cross-selling
Brand & Marketing